CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-1A of our report dated November 10, 2020, relating to the financial statements and financial highlights of Putnam California Tax Exempt Income Fund, which appears in such Registration Statement. We also consent to the references to us under the headings "Financial highlights" and "Independent Registered Public Accounting Firm and Financial Statements" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

January 25, 2021